Exhibit 99.1

Bruker Reports Second Quarter 2017 Financial Results

BILLERICA, Mass. — August 3, 2017 — Bruker Corporation (NASDAQ: BRKR) today announced financial results for its second quarter ended June 30, 2017.

Bruker’s revenues for the second quarter of 2017 were $414.9 million, an increase of 11.6% compared to the second quarter of 2016.  Acquisitions had a 5.8% positive effect on reported growth.  Excluding a 1.8% negative effect from changes in foreign currency rates and the impact of acquisitions, Bruker’s year-over-year organic revenue growth was 7.6% in the second quarter of 2017.

Second quarter 2017 GAAP earnings per diluted share (EPS) were $0.15, compared to $0.09 in the second quarter of 2016.  Second quarter 2017 non-GAAP EPS were $0.23, compared to $0.20 in the second quarter of 2016. A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

For the first six months of 2017, Bruker’s revenues increased 7.1% year-over-year to $799.8 million, compared to $747.1 million in the first six months of 2016. Acquisitions had a 5.5% positive effect on reported growth.  Excluding a 1.8% negative effect from changes in foreign currency rates and the impact of acquisitions, Bruker’s year-over-year organic revenue growth was 3.4% in the first six months of 2017.

In the first six months of 2017, GAAP earnings per diluted share (EPS) were $0.28, compared to $0.23 in the first six months of 2016. Non-GAAP EPS for the first six months of 2017 were $0.41, unchanged from the first six months of 2016.

Frank Laukien, President and CEO of Bruker, commented: “We are pleased with our 11.6% year-over-year revenue increase in the second quarter of 2017, which included 7.6% organic growth, albeit in comparison to a relatively weak second quarter a year ago.  Our second quarter revenue growth included mid-single digit organic growth in our Scientific Instruments (BSI) segment, and very strong organic and inorganic growth in our BEST segment, which has inherently lower gross margins than our BSI segment.  Our second quarter 2017 operating income and EPS increased at double digit rates year-over-year, on both a GAAP and non-GAAP basis, even with an unusually low tax rate in the prior year.”

He continued: “We are encouraged by our second quarter 2017 year-over-year order growth, which marks three consecutive quarters of positive bookings momentum in Europe, and we now also see evidence of improvements in industrial demand.  Accordingly, we expect accelerated annual organic revenue growth in 2018, in support of our long-term margin expansion objectives.”

Fiscal Year (FY) 2017 Financial Outlook

Bruker is adjusting its 2017 revenue growth and non-GAAP EPS outlook to reflect changes in foreign currency rates and the year-to-date performance.  For FY 2017, the Company now expects revenue growth of 4.5% to 6.0%, including organic growth of 1.5% to 2.0%, growth from acquisitions of 3.5% to 4%, and a headwind from foreign currency rates of -0.5% to 0%.

The Company continues to project an increase in FY 2017 non-GAAP operating margin of 40 bps to 70 bps year-over-year, including approximately 40 bps of headwind from recent acquisitions.  For FY 2017, Bruker now expects non-GAAP EPS of $1.08 to $1.12.

For the Company’s outlook for FY 2017 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today at 4:30 p.m. Eastern Daylight Time.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international), and referencing “Bruker’s Second Quarter 2017 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number: 10110871. The replay will be available beginning one hour after the end of the conference through September 3, 2017.

About Bruker Corporation

For more than 55 years, Bruker has enabled scientists to make breakthrough discoveries and develop new applications that improve the quality of human life.  Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels.  In close cooperation with our customers, Bruker is enabling innovation, productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy, nanoanalysis and industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research, clinical microbiology and molecular pathology research.  For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures in this press release and in the earnings webcast: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP earnings per share.  These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other costs that are infrequent or non-recurring in nature.

We also refer to organic revenue growth and free cash flow in this press release and in the earnings webcast, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of foreign currency changes and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment which is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies.  We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business as it adjusts for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results.  We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements.

With respect to the Company’s outlook for 2017 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments.  These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties which could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2016 and subsequently filed Quarterly Reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Miroslava Minkova

Head of Investor Relations

Bruker Corporation

T: +1 (978) 663 — 3660, ext. 1479

E: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30,	December 31,
(in millions)	2017	2016

ASSETS

Current assets:
Cash and cash equivalents	$217.7	$342.4
Short-term investments	222.6	157.9
Accounts receivable, net	240.4	243.9
Inventories	505.1	440.4
Other current assets	113.8	91.3
Total current assets	1,299.6	1,275.9

Property, plant and equipment, net	252.8	239.1
Intangibles, net and other long-term assets	360.5	293.4

Total assets	$1,912.9	$1,808.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$0.1	$20.1
Accounts payable	91.7	86.1
Customer advances	136.4	149.0
Other current liabilities	265.4	269.5
Total current liabilities	493.6	524.7

Long-term debt	430.7	391.6
Other long-term liabilities	225.5	199.0

Total shareholders’ equity	763.1	693.1

Total liabilities and shareholders’ equity	$1,912.9	$1,808.4

FOR FURTHER INFORMATION:	Miroslava Minkova, Head of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2017	2016	2017	2016

Revenues	$414.9	$371.7	$799.8	$747.1
Cost of revenues	231.5	201.6	440.0	410.2

Gross profit	183.4	170.1	359.8	336.9

Operating expenses:
Selling, general and administrative	102.8	100.9	200.9	193.6
Research and development	40.7	36.8	78.3	72.9
Other charges, net	6.4	12.0	9.5	16.0
Total operating expenses	149.9	149.7	288.7	282.5

Operating income	33.5	20.4	71.1	54.4

Interest and other expense, net	(3.3)	(2.6)	(9.3)	(8.2)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	30.2	17.8	61.8	46.2
Income tax provision	6.2	3.0	16.1	7.8

Consolidated net income	24.0	14.8	45.7	38.4
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.6	0.3	0.7	0.3
Net income attributable to Bruker Corporation	$23.4	$14.5	$45.0	$38.1

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.15	$0.09	$0.28	$0.23
Diluted	$0.15	$0.09	$0.28	$0.23

Weighted average common shares outstanding:
Basic	159.5	161.4	159.6	162.3
Diluted	160.4	162.4	160.4	163.3

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2017	2016	2017	2016
Cash flows from operating activities:
Consolidated net income	$24.0	$14.8	$45.7	$38.4
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	16.0	13.5	31.1	26.7
Stock-based compensation expense	2.7	2.1	5.3	4.3
Deferred income taxes	(2.6)	(1.3)	(2.2)	(4.0)
Other non-cash expenses, net	(2.3)	11.0	1.8	17.5
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(8.7)	23.1	16.9	30.3
Inventories	(5.5)	(31.2)	(36.6)	(60.0)
Accounts payable and accrued expenses	(21.7)	(3.3)	(24.4)	(12.3)
Income taxes payable, net	(1.2)	(17.7)	(7.6)	(31.4)
Deferred revenue	2.4	(3.8)	3.3	5.4
Customer advances	(17.5)	12.0	(20.6)	(6.4)
Other changes in operating assets and liabilities, net	(2.8)	(1.1)	2.7	(4.4)
Net cash (used in) provided by operating activities	(17.2)	18.1	15.4	4.1

Cash flows from investing activities:
Purchases of short-term investments	(33.2)	(11.4)	(118.5)	(33.1)
Maturities of short-term investments	10.7	28.4	69.4	50.1
Cash paid for acquisitions, net of cash acquired	(18.9)	(1.2)	(58.7)	(1.2)
Purchases of property, plant and equipment	(9.6)	(9.2)	(21.1)	(17.2)
Proceeds from sales of property, plant and equipment	0.3	0.3	6.9	0.9
Net cash (used in) provided by investing activities	(50.7)	6.9	(122.0)	(0.5)

Cash flows from financing activities:
Proceeds from revolving lines of credit	46.0	41.0	79.0	77.0
Repayment of revolving lines of credit	—	—	(40.0)	—
Repayment of note purchase agreement	—	—	(20.0)	—
(Repayment) Proceeds of other debt, net	(0.2)	(0.2)	(0.3)	0.2
Proceeds from issuance of common stock, net	8.0	2.1	9.2	9.6
Repurchase of common stock	(41.7)	(38.7)	(41.7)	(117.6)
Payment of dividends	(6.4)	(6.5)	(12.8)	(13.0)
Payment of contingent consideration	(3.5)	—	(3.5)	—
Cash payments to noncontrolling interest	(0.5)	—	(0.5)	—
Excess tax benefit related to stock option awards	—	0.3	—	0.3
Net cash provided by (used in) financing activities	1.7	(2.0)	(30.6)	(43.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	6.9	(1.3)	12.7	4.7
Net change in cash, cash equivalents and restricted cash	(59.3)	21.7	(124.5)	(35.2)
Cash, cash equivalents and restricted cash at beginning of period	280.7	214.3	345.9	271.2
Cash, cash equivalents and restricted cash at end of period	$221.4	$236.0	$221.4	$236.0

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2017	2016	2017	2016
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$33.5	$20.4	$71.1	$54.4
Non-GAAP Adjustments:
Restructuring Costs	3.8	3.7	3.9	7.5
Acquisition-Related Costs	5.9	8.1	8.7	10.0
Purchased Intangible Amortization	7.5	5.4	14.4	10.8
Other Costs	1.0	2.4	2.8	4.6
Total Non-GAAP Adjustments:	$18.2	$19.6	$29.8	$32.9

Non-GAAP Operating Income	$51.7	$40.0	$100.9	$87.3
Non-GAAP Operating Margin	12.5%	10.8%	12.6%	11.7%

Non-GAAP Interest & Other Expense, net	(3.3)	(2.6)	(9.3)	(8.2)
Non-GAAP Profit Before Tax	48.4	37.4	91.6	79.1

Non-GAAP Income Tax Provision	(11.7)	(4.5)	(24.9)	(11.9)
Non-GAAP Tax Rate	24.2%	12.0%	27.2%	15.0%

Minority Interest	(0.6)	(0.3)	(0.7)	(0.3)

Non-GAAP Net Income Attributable to Bruker	36.1	32.6	66.0	66.9

Weighted Average Shares Outstanding (Diluted)	160.4	162.4	160.4	163.3

Non-GAAP Earnings Per Share	$0.23	$0.20	$0.41	$0.41

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$183.4	$170.1	$359.8	$336.9
Non-GAAP Adjustments:
Restructuring Costs	1.4	1.8	—	3.9
Acquisition-Related Costs	2.9	0.2	5.4	2.1
Purchased Intangible Amortization	5.6	4.7	11.0	9.3
Other Costs	—	0.1	0.5	0.1
Total Non-GAAP Adjustments:	9.9	6.8	16.9	15.4
Non-GAAP Gross Profit	$193.3	$176.9	$376.7	$352.3
Non-GAAP Gross Margin	46.6%	47.6%	47.1%	47.2%

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$(17.2)	$18.1	$15.4	$4.1
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(9.6)	(9.2)	(21.1)	(17.2)
Non-GAAP Free Cash Flow	$(26.8)	$8.9	$(5.7)	$(13.1)

Reconciliation of GAAP Revenue and Non-GAAP Revenue
GAAP Revenue as of Prior Comparable Period	$371.7	$396.0	$747.1	$749.5
Non-GAAP Adjustments:
Acquisitions and divestitures	21.6	12.0	41.3	17.2
Currency	(6.8)	—	(14.1)	(3.1)
Organic	28.4	(36.3)	25.5	(16.5)
Total Non-GAAP Adjustments:	43.2	(24.3)	52.7	(2.4)
Non-GAAP Revenue	$414.9	$371.7	$799.8	$747.1
Organic Revenue Growth	7.6%	-9.2%	3.4%	-2.2%

Days Inventory Outstanding is calculated as follows: GAAP Average Inventory balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above))

Days Payable Outstanding is calculated as follows:  GAAP Average Accounts Payable balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above) plus the Change in GAAP Inventory balance)

Days Sales Outstanding is calculated as follows:  GAAP Average Accounts Receivable balance divided by GAAP Revenue